UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2007

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33211 (Commission file number)	54-2157878 (I.R.S. Employer Identification No.)

500 Boylston, Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices)

(617) 848-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

NewStar Financial, Inc. (“the Company”) increased its credit facilities by an aggregate of $200,000,000.

On February 16, 2007, the Company entered into Amendment No. 6 dated as of February 16, 2007 to the Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006, by and among NewStar CP Funding LLC, as borrower, the Company, as originator and servicer, Wachovia Bank, National Association, as swingline purchaser, Wachovia Capital Markets, LLC, as administrative agent and VFCC Agent, U.S. Bank National Association, as trustee, Lyon Financial Services, Inc. as backup servicer and each of the conduit purchaser and purchaser agents thereto from time to time. The amendment increased the Facility Amount to $400,000,000.

On March 29, 2007, the Company entered into the Fifth Omnibus Amendment dated as of March 27, 2007 to the Note Purchase Agreement, dated as of December 30, 2005 by and among NewStar Warehouse Funding 2005 LLC, as Issuer, the Company, as Seller and Servicer and Citigroup Global Markets Realty Corp., as Note Purchaser. The amendment increased the Note Purchase Obligation Limit to $400,000,000 and extended the maturity date of the facility to December 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: April 3, 2007

By:  /s/  JOHN K. BRAY

        John K. Bray

        Chief Financial Officer

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